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                                                                   Exhibit 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 9, 1998, relating to the consolidated financial statements of CCA Prison Realty Trust as of December 31, 1997 and for the period from July 18, 1997 to December 31, 1997 and to all references to our Firm included in this registration statement as may be amended.

                                             /s/ Arthur Andersen
                                             ----------------------
                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
January 23, 1998